UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) March 2, 2005
                                                 _____________________________

                   GK INTELLIGENT SYSTEMS, INC.
______________________________________________________________________________
      (Exact name of registrant as specified in its charter)

         Delaware                    000-22057           76-0513297
______________________________________________________________________________
  (State or other jurisdiction      (Commission         (IRS Employer
      of incorporation)             File Number)      Identification No.)


      432 Park Avenue South, 2nd Floor, New York, NY        10016
______________________________________________________________________________
        (Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code   (646) 437-3614
                                                   ___________________________


______________________________________________________________________________
  (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________________________________________________________


Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 2, 2005, our Board of Directors approved an Amended and Restated Certificate of Designation for Series B Convertible Preferred Stock. Pursuant to the Amended and Restated Certificate, we can issue up to 1,100,000 shares
of Series B Stock.   The Series B Stock can convert into common stock after
June 1, 2005 at the rate of one share of Series B Stock for six hundred and thirty shares of common stock, subject to adjustment. Each share of Series B Stock has six hundred and thirty votes, subject to adjustment, and votes with the common stock as a class together.

The foregoing description of the terms and conditions of the Series B Convertible Preferred stock is qualified in its entirety by, and made subject to, the more complete information set forth in the Amended and Restated Certificate of Designation of the Series B Convertible Preferred Stock attached to this Report as Exhibit 4.1.


Item 9.01. Financial Statements and Exhibits.

(c)    Exhibits.

4.1 Amended and Restated Certificate of Designation for Series B Convertible Preferred Stock



                            SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         GK Intelligent Systems, Inc.
                                    _______________________________________
                                                (Registrant)

Date   March 10, 2005
     ___________________
                                            /s/ Gary F. Kimmons
                                    _______________________________________
                                    Gary F. Kimmons
                                    President and Chief Executive Officer